EXHIBIT 23

EXPERT CONSENT

The Board of Directors
Anadarko Petroleum Corporation:

We consent to the inclusion in the Anadarko Petroleum Corporation Form 10-Q for the quarter ended September 30, 2002 and the incorporation by reference in the following registration statements of Anadarko Petroleum Corporation of our report dated August 12, 2002, relating to the proved reserves status of the Marco Polo Discovery.

(a) Forms S-8 and S-3, Anadarko Employee Savings Plan (No. 33-8643).

(b) Forms S-8 and S-3, Anadarko Petroleum Corporation 1987 Stock Option Plan(No. 33-22134).

(c) Forms S-8 and S-3, Anadarko Petroleum Corporation 1988 Stock Option Planfor Non-Employee Directors (No. 33-30384).

(d) Form S-8, Anadarko Petroleum Corporation 1993 Stock Incentive Plan (No.33-54485).

(e) Form S-3, Anadarko Petroleum Corporation Dividend Reinvestment and Stock Purchase Plan (No. 333-65915).

(f) Form S-8, Anadarko Petroleum Corporation 1999 Stock Incentive Plan (No. 333-78303).

(g) Form S-3, Anadarko Petroleum Corporation Registration Statement for $650 million of Zero Yield Puttable Contingent Debt Securities (No. 333-60496).

(h) Form S-3, Anadarko Petroleum Corporation Registration Statement for $1 billion of Debt Securities, Preferred Stock and Common Stock (No. 333-86356).

/s/ Ryder Scott Company, L.P.

Ryder Scott Company, L.P.
Houston, Texas
November 12, 2002